UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): February 10, 2026

Presurance Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver, Suite 319

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 509-9202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PRHI	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	PRHIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 10, 2026, James Petcoff, a shareholder of Presurance Holdings, Inc. (the “Company”), filed a complaint against the Company, current and former directors of the Company, the Company’s Chief Executive Officer and Clarkston 91 West (“Clarkston 91”), which purchased preferred shares and warrants from the Company. The complaint alleges, among other things, breaches of fiduciary duties and Michigan law with respect to the sale by the Company of Series B Preferred Stock and Warrants to Clarkston 91 in February and March 2025 and the sale by the Company of Series C Preferred Stock to an affiliate of Clarkston 91 in December 2025. The Company is reviewing the complaint and intends to vigorously defend this matter.

The information presented in Item 8.01 of this Current Report on Form 8-K is to be considered incorporated by reference into the registration statement on Form S-1 (File No. 333-292735), filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2026, and the prospectus, dated February 6, 2026, contained therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Presurance Holdings, Inc.

Date: February 12, 2026	By:	/s/ BRIAN J. RONEY
Brian J. Roney
Chief Executive Officer